                                                                   EXHIBIT 10.12


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made and entered into as of November 29, 1999, by and among Ashford.com, Inc., a Delaware corporation (the "COMPANY"), and Amazon.com, Inc., a Delaware corporation (the "AMAZON.COM") and Amazon.com Advertising Services NV, Inc., a Nevada corporation ("ASNV"and, together with "Amazon.com," the "PURCHASERS").

         THE PARTIES AGREE AS FOLLOWS:

                      1. AUTHORIZATION AND SALE OF SHARES

1.1.     AUTHORIZATION OF THE INITIAL SHARES

         On or before the Closing Date (as defined in Section 2.1 below), the Company will have authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, shares of common stock of the Company, par value $.001 per share ("COMMON STOCK") equal to the quotient of $10,000,000 divided by the closing price of the Common Stock on Wednesday, November 24, 1999 as reported on the Nasdaq National Market (i.e., $14.125) (the "INITIAL SHARES").

1.2.     SALE OF THE INITIAL SHARES

         Subject to the terms and conditions hereof, on the Closing Date the Company will issue and sell to Amazon.com, and Amazon.com will purchase from the Company, the Initial Shares at an aggregate purchase price of $10,000,000 (the "INITIAL SHARES CONSIDERATION").

1.3.     AUTHORIZATION OF THE ADDITIONAL SHARES

         On or before Closing Date, the Company will have authorized the issuance and delivery, pursuant to the terms and conditions of this Agreement, of shares of common stock such that Purchasers collectively will hold, as of the Closing and including the Initial Shares, shares of Common Stock constituting 19.9% of the number of shares of the Company's capital stock outstanding as of one trading day prior to the Closing (the "ADDITIONAL SHARES"). The Initial Shares and the Additional Shares are referred to as the "SHARES".

1.4.     ISSUANCE OF THE ADDITIONAL SHARES

         Subject to the terms and conditions hereof, on the Closing Date the Company will issue and sell to ASNV, and ASNV will purchase from the Company, the

Additional Shares in exchange for cash in the amount of the product of the number of Additional Shares multiplied the par value of the Common Stock and ASNV's entry into Section 9 of this Agreement (the "ADDITIONAL SHARES CONSIDERATION").

              2. CLOSING; CLOSING DATE; AND DELIVERIES AT CLOSING

2.1.     CLOSING

         The consummation of the transactions contemplated pursuant to this Agreement (the "CLOSING") shall be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington 98101 at 10:00 a.m., Seattle time on the Closing Date (as defined below). The parties agree that the Closing may be effected by facsimile.

2.2.     CLOSING DATE

         Pursuant to Section 7.4 below, the Company and the Purchasers agree to file with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOT") pursuant to the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), all requisite documents and notifications in connection with the transactions contemplated pursuant to this Agreement. The Closing shall occur three business days after the date that all required clearances or pre-termination notices under the HSR Act have been received by the Company and the Purchasers (or all applicable waiting periods have expired). The date on which the Closing is to occur is referred to as the "CLOSING DATE."

2.3.     DELIVERY OF CONSIDERATION

         At the Closing, Amazon.com shall deliver the Initial Shares Consideration and ASNV shall deliver the cash portion of the Additional Shares Consideration to the Company by check or wire transfer of immediately available funds to an account designated by the Company in writing at least two business days before the Closing Date.

2.4.     DELIVERY OF CERTIFICATES FOR THE SHARES

         At the Closing, the Company shall deliver to the Purchasers one or more certificates representing the Shares.

2.6.     CONSUMMATION OF CLOSING

         All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and


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simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

                3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Purchasers to enter into this Agreement and to perform their obligations hereunder, the Company hereby represents and warrants to the Purchasers, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

3.1.     ORGANIZATION

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by the Company, or the nature of the business conducted by the Company, makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

3.2.     VALID ISSUANCE

         The Shares when issued and paid for in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable U.S., state and foreign securities laws and will not be subject to any preemptive or other similar rights.

3.3.     AUTHORITY

         The Company has all requisite corporate power and authority to enter into this Agreement, to sell and issue the Shares and to consummate the other transactions contemplated by this Agreement. The execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by


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(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

3.4.     NO CONFLICT

         The execution and delivery by the Company of this Agreement does not, and the sale and issuance of the Shares and consummation of the other transactions contemplated by this Agreement will not, (a) conflict with, or result in any violation or breach of any provision of, the charter documents of the Company, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect.

3.5.     REQUIRED FILINGS AND CONSENTS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to the Company in connection with the execution and delivery of this Agreement, the sale and issuance of the Shares or the consummation of the other transactions contemplated hereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S., state and foreign securities laws, (b) filings under the HSR Act and (c) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be expected to have a Material Adverse Effect.

3.6.     COMMISSION FILINGS

         Attached hereto as EXHIBIT A is a true and accurate list of all forms, reports and documents required to be filed to date with the U.S. Securities and Exchange


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
Commission (the "COMMISSION") by the Company pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (collectively, the "COMPANY COMMISSION REPORTS"). The Company Commission Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.7.     FINANCIAL STATEMENTS

         The consolidated financial statements of the Company and its subsidiaries contained in the Company Commission Reports were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, and present fairly, as of the dates and for the periods indicated, the consolidated financial position of the Company and its subsidiaries and the consolidated revenues and expenses, cash flows and stockholders' equity of the Company and its subsidiaries for the periods therein set forth, subject in the case of the unaudited consolidated financial statements to later normal, recurring audit adjustments required by GAAP that are not in the aggregate material and to omission of certain footnotes as permitted by GAAP.

3.8.     STOCKHOLDERS' CONSENT

         No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement, to sell and issue the Shares or to consummate the other transactions contemplated pursuant to this Agreement.

3.9      BROKERS OR FINDERS

         The Company has not employed any broker, finder, consultant or other intermediary that would have a valid claim against a Purchaser for a fee or commission in connection with the transactions contemplated hereby.

3.10     LITIGATION

         There is no any litigation, governmental proceeding, investigation or arbitration pending or, to the knowledge of the Company, threatened against or directly involving the Company that questions the legality or validity of this Agreement or any related agreements or any actions taken or to be taken pursuant to


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
or in connection with this Agreement or any related agreements or which could reasonably be expected to have a Material Adverse Effect.

              4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         In order to induce the Company to enter into this Agreement and to perform its obligations hereunder, the Purchasers hereby represent and warrant to the Company, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

4.1.     ORGANIZATION

         Amazon.com is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. ASNV is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

4.2.     AUTHORITY

         Each Purchaser has all requisite corporate power and authority to enter into this Agreement, to purchase and hold the Shares to be purchased by such Purchaser and to consummate the other transactions to be consummated by such Purchaser contemplated by this Agreement. The execution and delivery of this Agreement, the purchase of the Shares and the consummation of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Purchaser. This Agreement has been duly executed and delivered by each Purchaser, and constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except to the extent limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

4.3.     NO CONFLICT

         The execution and delivery by the Purchasers of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (a) conflict with, or result in any violation or breach of any provision of, the charter documents of such Purchaser or (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of


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
termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which such Purchaser is a party or by which any of its respective properties or assets may be bound, except in the case of (b) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Purchasers and their subsidiaries and parents taken as a whole.

4.4.     REQUIRED FILINGS AND CONSENTS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to each Purchaser in connection with the execution and delivery of this Agreement, the purchase of the Shares to be purchased by such Purchaser or the consummation of the other transactions to be consummated by such Purchaser contemplated hereby, except for (a) such consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a material adverse effect on such Purchaser's ability to consummate the transactions contemplated pursuant to this Agreement and (b) filings under the HSR Act.

4.5.     PURCHASE OF THE SHARES ENTIRELY FOR OWN ACCOUNT

         The Shares will be acquired by the Purchasers for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchasers have no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Purchasers do not currently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

4.6.     PURCHASERS ARE "ACCREDITED INVESTORS"

         Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Each Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares to be purchased by such Purchaser. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares to be purchased by such Purchaser and the business, properties, prospects and financial condition of the Company; provided, however, that the foregoing shall not diminish or detract from such Purchaser's ability to rely upon any of the Company's representations or warranties.


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

4.7.     INVESTMENT EXPERIENCE

         Amazon.com is an investor in securities of companies in early development stages and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Initial Shares. ASNV acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Additional Shares.

4.8.     RESTRICTED SHARES

         Each Purchaser understands that the Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, each Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and other requirements relating to the Company which are outside of such Purchaser's control. In this connection, each Purchaser represents that it is familiar with Rule 144 of the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         It is expressly agreed that no registration statement or opinion of counsel shall be required for any transfer of any Shares: (i) made in compliance with Rule 144 or Rule 144A of the Securities Act; or (ii) to any direct or indirect parent or wholly-owned subsidiary of a Purchaser.

4.9.     LEGEND

         Each Purchaser understands that the certificates representing the Shares may bear the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT

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

                  TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

4.10     BROKERS OR FINDERS

         Neither Amazon.com nor ASNV has employed any broker, finder, consultant or other intermediary that would have a valid claim against the Company for a fee or commission in connection with the transactions contemplated hereby.

               5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

         The obligations of the Purchasers pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions, each of which may be waived in whole or part by the
Purchasers:

5.1.     REPRESENTATIONS AND WARRANTIES

         The representations and warranties made by the Company pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

5.2.     COVENANTS

         The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

5.3.     CLOSING CERTIFICATE

         The President or Chief Financial Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of this Agreement.

5.4      NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that questions or challenges the lawfulness of the transactions contemplated by this


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Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired or been terminated.

5.5      GOVERNMENT APPROVALS

         All consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Purchasers and shall be in full force and effect.

5.6      LEGAL OPINION

         The Company shall have delivered to the Purchasers an opinion of counsel, dated the Closing Date, substantially in the form of EXHIBIT B hereto.

5.7      NASDAQ LISTING

         The Company shall have filed a Notification For Listing of Additional Shares with Nasdaq covering the Shares.

                   6. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing Date of each of the following conditions, each of which may be waived in whole or part by the Company:

6.1.     REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Purchasers pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

6.2.     COVENANTS

         The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.


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6.3.     CLOSING CERTIFICATE

         An officer of Amazon.com shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there has not been any material adverse change in the business, operations, properties, assets or financial condition of either Purchaser since the date of this Agreement that would have a material adverse effect on the ability of such Purchaser to perform this Agreement.

6.4.     NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired or been terminated.

6.5      GOVERNMENT APPROVALS

         All consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect.

6.6      SECURITIES LAWS QUALIFICATION

         The offer and sale to the Purchasers of the Shares pursuant to this Agreement shall be qualified or exempt from qualification under all applicable U.S., state and foreign securities laws, which qualifications and exemptions the Company shall use commercially reasonable efforts to obtain (at the Company's expense) as promptly as practicable.

                              7. CERTAIN COVENANTS

7.1      NONDISCLOSURE

         Whether or not the Closing under this Agreement occurs, the Company and the Purchasers will protect the Confidential Information (as defined below) of the other party from misappropriation and unauthorized use or disclosure, and at a minimum, will take precautions at least as great as those taken to protect its own confidential information of a similar nature. Without limiting the foregoing, the Receiving Party


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
(as defined below) will: (a) use such Confidential Information solely for the purposes for which it has been disclosed; and (b) disclose such Confidential Information only to those of its employees, agents, consultants, and others who have a need to know the same for the purpose of performing this Agreement and who are informed of and agree to a duty of nondisclosure. The Receiving Party may also disclose Confidential Information of the Disclosing Party (as defined below) to the extent necessary to comply with applicable law or legal process, provided that the Receiving Party uses reasonable efforts to give the Disclosing Party prompt advance notice thereof. Upon request of the other party, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party.

         For the purposes of this Section 7.1, the following terms have the following meanings:

         "CONFIDENTIAL INFORMATION" means non-public information and know-how of the Disclosing Party which, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, or which has been or is designated as proprietary and/or confidential. Confidential Information does not include information that the Receiving Party can show: (a) was known by the Receiving Party prior to disclosure thereof by the Disclosing Party; (b) was in or entered the public domain through no fault of the Receiving Party; or (c) is independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party.

         "DISCLOSING PARTY" means a party that discloses Confidential Information to the other party in connection with this Agreement.

         "RECEIVING PARTY" means a party that receives Confidential Information from the other party in connection with this Agreement.

7.2      CONFIDENTIALITY; PUBLICITY

         Neither the Company nor the Purchasers shall issue any press release or other public announcement regarding, or otherwise disclose, this Agreement or the transactions contemplated herein, including without limitation Section 9.9, or make any filing of this Agreement or other agreements relating to the transactions contemplated herein, without the consent of the other; provided, however, that if a party is required by applicable law to provide public disclosure of this Agreement or the transactions contemplated herein, such party shall use all reasonable efforts to coordinate the disclosure with the other party before issuance, including, but not limited to the submission to the Commission (and any other applicable regulatory or


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

judicial authority) of an application for confidential treatment of certain terms (which terms shall be agreed upon by the Purchasers and the Company) of this Agreement. Except for the initial announcement as to the execution of this Agreement (which announcement shall nonetheless be subject to the provisions specified above in this Section 7.2), each party shall provide to the other for review a copy of any proposed disclosure of this Agreement or its terms and any application for confidential treatment at least five (5) business days before any such disclosure or application is made.

7.3      COVENANTS TO SATISFY CONDITIONS

         Each of the Company and the Purchasers shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligations that are set forth in Section 5 or 6, as the case may be.

7.4      HSR FILINGS

         As soon as practicable after execution of this Agreement, the Company and the Purchasers shall separately make or cause to be made any filings with and submissions to the FTC and the DOJ required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement. Each party shall furnish to the other party such necessary information and reasonable assistance as the other party may request, and shall cooperate with the other party, in connection with the preparation of such filings and submissions.

7.5      FURTHER ASSURANCES

         Each party agrees from time to time to do and perform such other and future acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

7.6      TRANSACTION COSTS

         Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement, including, but not limited to, attorneys' and accountants' fees and expenses.

7.7      PROXY

         In connection with, and at least five (5) days prior to, any vote or other action by the stockholders of Company in connection with a "Change of Control"


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

transaction (as defined below) occurring prior to January 1, 2001 or in connection with the election of any director of the Company, the Purchasers shall execute and deliver to such representatives as may be identified by the Company an irrevocable proxy in such form as may be reasonably requested, providing that the Shares shall be voted by such representative with respect to each matter presented to the stockholders in the same proportion as the votes cast by the other holders of voting securities with respect to such matters. For the purposes of this Section 7.7, "Change of Control" transaction shall mean (i) the acquisition of a greater than 50% interest in the voting securities of the Company, whether by way of merger, acquisition or otherwise,
(ii) the sale of all or substantially all of the Company's assets, or (iii) the election of new directors constituting more than a majority of the directors of the Company. Notwithstanding the foregoing, the representative(s) of the Company shall abstain from voting such shares upon written direction from either Purchaser if such Purchaser believes on advice of counsel that any such vote would violate any fiduciary duty of the Purchaser.

7.8      ELECTION OF DIRECTORS

         Beginning on the date of this Agreement and continuing until December 31, 2000, Purchasers and their Affiliates (as defined in Section 9) will not (and will not assist or encourage others to), directly or indirectly, seek to elect as a director of the Company any person affiliated with Purchasers or, except as provided in Section 7.7, vote their shares in favor of the election of any such person.

7.9      ACQUISITION OF ADDITIONAL SECURITIES

         [*]

7.10     SALE OR TRANSFER OF SHARES

         [*]

7.11     OTHER RESTRICTIONS

         Beginning on the date of this Agreement and continuing until December 31, 2000, Purchasers and their Affiliates (as defined in Section 9) will not (and will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing in advance by the Company's Board of
Directors:

         (a) make, or in any way participate, in any solicitation of proxies or consents with respect to any securities of the Company which are, or may be, entitled to vote in the election of the Company's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11

----------------
* Confidential treatment requested as to certain portions of this exhibit.

under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Company; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of the Company's stock ledger or list of its stockholders; or call or attempt to call any meeting of the stockholders of the Company; or

         (b) seek or propose to control the Company's management or the Company's policies (or request permission to do so) (provided, that for the avoidance of doubt, nothing herein shall prohibit Purchasers from discussing the direction and operation of the Company from time to time with its senior management); or

         (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters described in (a) or (b) above with respect to the Company.

                             8. REGISTRATION RIGHTS

8.1      DEFINITIONS

         For purposes of this Section 8, the following terms have the following meanings:

                  (a) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission;

                  (b) "HOLDER" means the Purchasers and any permitted assignee of a Purchaser;

                  (c) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or order of effectiveness of such registration statement or document;

                  (d) "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, excluding in all cases, however, (x) any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned and (y) any of the Shares that the holder thereof is entitled to sell into the public market, together with all other

Shares of the Company beneficially owned by such holder (and all Registrable Securities as to which such holder shares beneficial ownership) that is at the time of registration, transferable by the holder thereof in a single brokerage transaction under the provisions and within the volume limitations of Rule 144(e)(1) promulgated under the Securities Act or any successor to such Rule.

8.2      COMPANY REGISTRATION

         If (but without the obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or its equivalent), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within 15 days after receipt of such notice by the Company, the Company shall, subject to the provisions of this Section 8, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Any request pursuant to this Section 8.2 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

8.3      FORM S-3 REGISTRATION

         (a) If the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company effect a registration on Form S-3, then the Company shall, within ten (10) days after the receipt of such request, give written notice of such request to all Holders and shall, subject to the limitations set forth below, use all reasonable efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request to be given within thirty (30) days of receipt of such notice by the Company.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 8.3 if: (i) Form S-3 is not available for such offering by the Holders; (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $5,000,000; (iii) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this
Section 8.3; provided, however, that the Company shall not use this right more than once in any twelve (12)-month period; (iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) such registrations on Form S-3 for the Holders pursuant to this Section 8.3; or (v) the Company within the twelve (12)-month period preceding the date of such request has effected a registration of securities in which the Holders of Registrable Securities requesting registration pursuant to this Section 8.3 were entitled to participate to the fullest extent they desired pursuant to
Section 8.2.

         (c) Notwithstanding the foregoing, in the event of any demand registration effected pursuant to this Section 8.3 prior to December 31, 2000, the Holders shall not be entitled to sell more than the number of Registrable Securities as is equal to [*] of the Shares acquired by Purchasers on the Closing Date.

8.4      OBLIGATIONS OF THE COMPANY

         In effecting the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

                  (c) Furnish to the Holders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of all Registrable Securities covered by such registration statement.

----------------
* Confidential treatment requested as to certain portions of this exhibit.

                  (d) Use commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such registration shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading.

                  (g) At the request of any Holder selling Registrable Securities in such registration, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection such registration (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters and the Holder(s) and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Holder(s).

                  (h) Qualify the Registrable Securities being registered for inclusion on Nasdaq or list the Registrable Securities being registered on the national securities exchange on which the Common Stock is listed or if the Common Stock is not listed on Nasdaq.

                  (i) Provide a transfer agent and registrar for the Shares being registered and a CUSIP number, not later than the effective date of the registration statement.

8.5      FURNISH INFORMATION

         It shall be a condition precedent to the obligations of the Company to take action pursuant to this Section 8 that a prospective selling Holder shall furnish to the Company such information regarding itself, the securities of the Company then held by it and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of its Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

8.6      EXPENSES OF REGISTRATION

         In connection with any registration pursuant to this Section 8, the Company shall be responsible for the payment of all expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Company, the Holders and any other selling holders of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, and (b) the fees and expenses of more than one law firm acting as counsel to the selling Holders selected by a majority in interest of the selling Holders, which additional counsel, if any, shall be paid by the Holder or Holders that engage such counsel. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders.

8.7      UNDERWRITING REQUIREMENTS

         The Company shall not be required under Section 8.2 to include any of Registrable Securities of a Holder in an underwritten offering of the Company's Shares (but specifically excluding any S-3 demand pursuant to Section 8.3) unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enters into an underwriting agreement in customary form with the underwriters. If the total amount of securities including Registrable Securities, requested to be included in such offering by the Holders and all other stockholders holding registration rights under the Second Amended and Restated Investors' Rights Agreement dated July 9, 1999, (the "Investors") exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company will be required to include in the offering only that number of securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Investors and the selling Holders according to the total amount of securities entitled to be included therein by each selling Holder and each Investor or in such other proportions as may be otherwise agreed by the Investors and the selling Holders), [*].

8.8      DELAY IN REGISTRATION

         No Holder shall have the right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

8.9      INDEMNIFICATION

         In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, "LOSSES") to which they may become subject under the Securities Act, the Exchange Act or other U.S., state or foreign law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or in any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and relating to such registration. The Company will reimburse (as incurred) each such Holder, underwriter or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 8.9(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its officers who signed the registration statement and its directors, each underwriter and each other person selling securities of the Company in the offering registered by such registration statement, and any person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling Holder or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse (as incurred) any Losses reasonably incurred by the Company, the Company's officers who signed the registration statement, the Company's directors, underwriters and other persons selling securities of the Company pursuant to the registration statement or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 8.9(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld and (ii) the obligations of such Holders shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                  (c) Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 8.9, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section
8.9 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.9.

                  (d) If the indemnification provided for in this Section 8.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 8.9(d) exceed the net proceeds to each such Holder of Registrable Securities sold as contemplated herein. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 8.9 shall survive the completion of any offering of Registrable Securities.

8.10     REPORTS UNDER THE SECURITIES ACT

         With a view to making available to the Holders the benefits of the Commission's Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) Take such action as may be necessary to ensure the availability to the Company of Form S-3, or any successor form that allows the Company to incorporate substantial amounts of information from other Commission filings into a registration statement for the sale of Registrable Securities; and

                  (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and
(ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any Registrable Securities without registration or pursuant to Form S-3.

8.11     ASSIGNMENT OF REGISTRATION RIGHTS

         The rights to cause the Company to register Registrable Securities pursuant to this Section 8 may be assigned (but only with all related obligations) by a Holder to a subsidiary or parent of Holder or to a transferee or assignee of at least twenty percent (20%) of the securities constituting Registrable Securities as of the date hereof, each of whom shall, upon such transfer or assignment, be deemed a "Holder" under this Section 8; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that (i) such transferee or assignee agrees in writing to be bound by and subject to the terms of Section 8 of this Agreement, and (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

8.12     LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Purchasers, or any successor that holds a majority in interest of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 8.2 or 8.3 unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included in such registration.

8.13     TERMINATION OF REGISTRATION RIGHTS

         No Holder shall be entitled to exercise any right provided for in this
Section 8 after September 23, 2004 or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

                        9.       ADVERTISING PLACEMENTS

9.1      DEFINITIONS

         For purposes of this Section 9, the following terms have the following meanings:

         (a) "ADVERTISING PLACEMENT" means any link, advertisement or other advertising placement provided for in Section 9.2.

         (b) "ADVERTISING PLACEMENT TERM" means the term of the provisions set forth in this Section 9. Solely for purposes of this Section 9, the Advertising Placement Term will begin as of the date of this Agreement and, unless earlier terminated as provided elsewhere in this Section 9, will end automatically as of December 31, 2000.

         (c) "AFFILIATE" means, with respect to either party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that party ("control" meaning, for purposes of the foregoing, either: (a) beneficial ownership of at least fifty percent (50%) of the voting equity of an entity; or (b) the ability through contractual arrangement to direct or control the overall operations or management of an entity).

         (d) "COMPANY CUSTOMER INFORMATION" means the information and data specified in subparagraphs (a) and (b) of Section 9.4(c).

         (e) "INTELLECTUAL PROPERTY RIGHT" means any patent, copyright, trademark, trade dress, trade name or trade secret right and any other intellectual property or proprietary right.

         (f) "LOOSE DIAMONDS" means loose diamonds, including loose diamonds that may be placed in a setting prior to delivery to the customer depending on customer's preference, but excluding all pre-manufactured or pre-set diamond jewelry.

         (g) "NEW COMPANY CUSTOMER" means any individual or entity that:

                  (i) has not previously purchased a product or service from or through the Web Site identified by the URL www.ashford.com (and any successor or replacement Web Site) (the "COMPANY SITE");

                  (ii) accesses the Company Site directly via (i) an encoded hypertext link posted by ASNV or any Specified Affiliates on any Web Site (including on the

Web Site identified by the URL www.amazon.com (and any successor or replacement Web Site) (the "AMAZON.COM SITE")), (ii) an encoded URL provided in any Advertising Placement, or (iii) a unique tracking identification number that interacts with the ordering process and is provided in any Advertising Placement; and

                  (iii) either (i) purchases a product or service from Company or any of its Affiliates before leaving the Company Site by any means, or (ii) places at least one product or service in a shopping basket or on a shopping list (or similar data construct) or otherwise identifies, selects or takes other affirmative steps to order a product or service in a manner that is recorded and maintained on the Company Site, then leaves the Company Site by any means, and subsequently returns to the Company Site and purchases any such identified product or service.

         (h) "RESTRICTED MERCHANT" means a third party merchant (excluding [*] as of the Closing) which is principally known as a seller of [*]. For the avoidance of doubt, the term "Restricted Merchant" does not include [*] dealers recruited or engaged by [*] to participate in the [*] service, or any retailer of [*] notwithstanding that they may sell [*].

         (i) "SPECIFIED AFFILIATE" means any Affiliate of ASNV which either:
(a) primarily does business under the Amazon.com brand name (or close variations thereof); or (b) performs any advertising services for Company pursuant to this Agreement (e.g., by posting Advertising Placements on a Web Site operated by such Affiliate).

         (j) "WEB SITE" means any point of presence maintained on the Internet or on any other public data network. With respect to any Web Site maintained on the World Wide Web or any successor public data network, such Web Site includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as http://www.amazon.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

9.2      ADVERTISING PLACEMENTS

         ASNV will deliver advertising messages targeted at Amazon.com's customer base with the intent of delivering New Company Customers, which advertising may include, without obligation or limitation, messages and other Company-related content (a) in mailings or e-mails, (b) in product shipments to Amazon.com customers, (c) on the Amazon.com Site, (d) on other Web Sites owned by

----------------
* Confidential treatment requested as to certain portions of this exhibit.

Amazon.com or Affiliates of Amazon.com, such as Amazon.co.uk, Amazon.de, PlanetAll.com, Imdb.com and Alexa.com, or (e) in any other appropriate manner or media as determined by ASNV. ASNV will determine the use, manner, scope and duration of any Advertising Placements in its sole discretion; provided, that to the extent ASNV or its Affiliates makes placements on the [*] Site available generally to [*], Company shall be entitled to participate in such placements in a manner and in a proportion that is consistent with that of [*] (provided that, for the avoidance of doubt, the foregoing shall not include participation in any placements offered only to [*]. The content, timing and appearance of any Company-related text and/or graphics contained in such Advertising Placements will be determined by ASNV after consulting with Company, subject to the implementation process outlined in Section 9.3 and the requirements of
Section 9.4.

9.3      OBLIGATIONS OF THE COMPANY

         (a) ADVERTISING DISCOUNTS OR BENEFITS. In connection with the Advertising Placements to be provided by ASNV under Section 9.2, the Company will offer potential New Company Customers either (a) a discount in the purchase price of products or services offered for sale from or through the Company Site or (b) an equivalent benefit upon purchase of a product or service from or through the Company Site (in either case, the "INCENTIVE Offer"). Company will provide the Incentive Offer to each New Company Customer, and will ensure that each Incentive Offer grants a discount or benefit toward the purchase of products or services available on or through the Company Site worth
(x) at least [*] with respect to purchases of [*], and (y) at least [*] with respect to purchases of more than [*].

         (b) ADVERTISING COSTS. Company will pay all out of pocket costs payable to third parties associated with the Advertising Placements to be provided by ASNV under Section 9.2, including without limitation the costs of printing and mailing costs. ASNV will invoice Company on a monthly basis for the out of pocket costs incurred by ASNV in connection with the Advertising Placements, and Company will pay ASNV the invoiced sums within thirty (30) days after receipt of the applicable invoice.

         (c) RECORDS AND AUDIT. Company will maintain complete and accurate records of all New Company Customers. Within fifteen (15) days of the end of each month of the Advertising Placement Term, if any, the Company will deliver a written statement setting forth the Company Customer Information for the preceding month and the aggregate Company Customer Information for the Advertising Placement Term to date, together with: (a) [*] and (b) such other information regarding the initial purchase by each New Company Customer as ASNV may reasonably request,

----------------
* Confidential treatment requested as to certain portions of this exhibit.

including, but not limited to, the date of such purchase, the amount of the transaction and the products purchased; provided, however, that ASNV acknowledges that Company subscribes to the "TrustE" privacy practices program (the "TrustE Program") and agrees that Company shall not be required to disclose the foregoing information to the extent that: (a) Company is an authorized licensee of TrustE; and (b) such disclosure would violate the standards specified by the TrustE Program; provided further, that Company shall implement its privacy policies and practices in such a manner as to provide ASNV with as much of the foregoing information as possible consistent with compliance with the minimum standards of the TrustE Program. ASNV may, at its expense, examine or audit Company's records related to Company Customer Information or otherwise related to New Company Customers no more than once every twelve months; provided, that if any audit discovers any underreporting of New Company Customers of five percent (5%) or more with respect to the audited period, Company will promptly pay or reimburse ASNV for the reasonable costs of such audit. Any such audit will be conducted, to the extent possible, in a manner that does not unreasonably interfere with Company's business operations.

9.4      IMPLEMENTATION

         (a) ACCOUNT MANAGERS. The Company and ASNV will assign an account manager (which manager shall be subject to change from time to time by the assigning party upon written notice to the other party) to facilitate coordination of the parties' performance of their obligations hereunder (including, without limitation, in the creation and monitoring of the Advertising Placements).

         (b) COOPERATION. During the Advertising Placement Term, the Company and ASNV will cooperate in good faith and use commercially reasonable efforts to (a) establish and implement procedures and processes for proposing, creating, approving (including, without limitation, content and costs) and implementing the Advertising Placements under this Agreement, and (b) develop, test and implement the Advertising Placements in accordance with such procedures and processes and the terms and conditions of this Agreement.

         (c) COMPANY RECORDS. During the Advertising Placement Term, Company will ensure that its ordering mechanism [*] (including, without limitation, any orders made using any Incentive Offer and any orders made by persons accessing the Company Site through a link in any Advertising Placement or utilizing any tracking identification number provided in any Advertising Placement). During the Advertising Placement Term and for a period of one (1) year thereafter, Company shall maintain accurate and complete records of the foregoing information, the number of New Company Customers delivered to Company on each day (including, without limitation, as a percentage of the total user traffic to the Company Site delivered through the Advertising Placements), the number of persons making use of any Incentive Offer on each day, and the total order value for each order placed by any New Company Customer.

SECTION 9.5       COMPANY LICENSE

         Company hereby grants to Purchasers, during the Advertising Placement Term, a non-exclusive, non-transferable license to use the trade names, trademarks, service names and other proprietary marks and/or copyrightable materials supplied by Company as is reasonably necessary to perform its obligations under this Section 9. All goodwill arising out of any use of any of Company's marks by, through or under Purchasers will inure solely to the benefit of Company. Subject to the foregoing, Company reserves all of its right, title and interest in its Intellectual Property Rights, including, without limitation, all right, title and interest in and to all trademarks, trade dress, logos, insignia and copyrightable materials supplied by the Company to Purchasers.

SECTION 9.6       INDEMNITY

          Company or Purchasers, as applicable, (in either case, the "Indemnifying Party") will defend and indemnify the other Party and its Affiliates against any third party claim, to the extent arising out of or in connection with (a) the operation of the web site located at the URL http://www.amazon.com (in the case of Purchasers as the Indemnifying Party) or the URL http://www.ashford.com (in the case of Company as the Indemnifying Party), or (b) any breach of this Section 9 by the Indemnifying Party. The Indemnifying Party will pay any award against the other party and any costs and attorneys' fees reasonably incurred by the other party and its Affiliates resulting from any such claim; provided, that the party seeking indemnification
(i) gives the Indemnifying Party prompt written notice of the claim, (ii) cooperates with the Indemnifying Party (at the Indemnifying Party's expense) in connection with the defense and settlement of the claim, and (iii) permits the Indemnifying Party to control the defense and settlement of the claim, provided that the Indemnifying Party may not settle the claim without the indemnified party's prior written consent (which will not be unreasonably withheld). The indemnified party (at its cost) may participate in the defense and settlement of the claim.

SECTION 9.7       DISCLAIMERS, LIMITATIONS AND RESERVATIONS

         NEITHER COMPANY NOR PURCHASERS (OR EITHER OF THEM) MAKE ANY REPRESENTATIONS OR WARRANTIES IN RELATION TO THIS

SECTION 9, ANY WEB SITES OWNED OR OPERATED BY SUCH PARTY OR ITS PERFORMANCE UNDER THIS SECTION 9, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASERS, AND EACH OF THEM, SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE AMOUNT OF REVENUES OR OTHER ECONOMIC OR NON-ECONOMIC BENEFITS THAT COMPANY MAY OBTAIN THROUGH ITS PARTICIPATION IN THIS SECTION 9. NEITHER COMPANY NOR PURCHASERS (OR EITHER OF THEM) WILL BE LIABLE TO THE OTHER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS SECTION 9, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

SECTION 9.8.      TERMINATION OF SECTION 9

         (a) TERMINATION FOR BREACH. Without limiting any other rights or remedies (including, without limitation, any right to seek damages and other monetary relief) that either party may have in law or otherwise, either party may terminate this Section 9 prior to the expiration of the Advertising Placement Term if the other party materially breaches its obligations under this Section 9, provided that (a) the non-breaching party sends written notice to the breaching party describing the breach, and (b) the breaching party does not cure the breach within thirty (30) days following its receipt of such notice. Termination of this Section 9 shall not cause termination of this Agreement as a whole.

         (b) EFFECT OF EXPIRATION AND TERMINATION. Upon expiration of the Advertising Placement Term or termination of this Section 9 pursuant to Section 9.8(a), each party in receipt, possession or control of the other party's intellectual or proprietary property, information and materials pursuant to this Section 9 must return to the other party (or at the other party's written request, destroy) such property, information and materials. Sections 9.3(b), 9.3(c), 9.4(c), 9.6, 9.7 and 10, together with this Section 9.8(b), will survive any termination or expiration of this Section 9.

SECTION 9.9       CERTAIN RESTRICTIONS

         (a) PURCHASERS.  [*]

         (b) COMPANY. The Company will not during the Advertising Placement Term directly or indirectly operate any [*] to be operated on any web site maintained

----------------
* Confidential treatment requested as to certain portions of this exhibit.

by or for the Company; provided, however, that the Company may list items for sale on a third party [*] not affiliated with the Company.

                               10. MISCELLANEOUS

10.1     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that state.

10.2     SURVIVAL

         Except as otherwise provided herein, the representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

10.3     SUCCESSORS AND ASSIGNS

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

10.4     ENTIRE AGREEMENT

         This Agreement and the other documents referred to herein constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

10.5     AMENDMENT; WAIVER

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers. Any term of Section 8 of this Agreement may be amended and the observance of any term provided for in Section 8 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

----------------
* Confidential treatment requested as to certain portions of this exhibit.

10.6     DELAYS OR OMISSIONS

         No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

10.7     NOTICES AND OTHER COMMUNICATIONS

         Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery,
(ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchasers as the case may be at the following address:


To the Company:               Ashford.com, Inc.
                              3800 Buffalo Speedway, Suite 400
                              Houston, Texas  77098
                              Attn:  Gary A. Paranzino
                              Facsimile: (713) 629-5631

With copies to:               Gunderson Dettmer Stough Villeneuve Franklin &
                                Hachigian LLP
                              8911 Capital of Texas Highway, Suite 4240
                              Austin, TX  78759
                              Attn:  Kirk Lundburg
                              Facsimile: (512) 342-8181

To the Purchasers:            Amazon.com, Inc.
                              1200 - 12th Avenue S., Suite 1200
                              Seattle, Washington 98144
                              Attn: Vice President and General Counsel
                              Facsimile: (206) 834-7010

With a copy to:               Perkins Coie LLP
                              1201 Third Avenue
                              Seattle, Washington 98101
                              Attn.: Scott L. Gelband
                              Facsimile: (206) 583-8500

or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be the fifth business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

10.8     SPECIFIC PERFORMANCE

         Each of the parties hereto acknowledges and agrees that the other party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other party hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity. In any such action specifically to enforce any such term or provision of this Agreement, the parties hereby waive any claim or defense therein that an adequate remedy at law or in damages exists.

10.9     SEVERABILITY OF THIS AGREEMENT

         In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made.

10.10    COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

10.11    NO THIRD-PARTY RIGHTS

         Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than the parties and their respective successors and assigns any right or remedy under or by reason of this Agreement, except as expressly provided in this Agreement.

10.12    NO AGENCY, ETC.

         None of the provisions of this Agreement shall be construed to mean that any party is appointed or is in any way authorized to act as an agent of any other party. This Agreement does not constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business organization of any kind.

10.13    CONSTRUCTION OF AGREEMENT

         This Agreement has been negotiated by the parties and their attorneys, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

10.14    TERMINATION

         This Agreement may be terminated as follows:

         (a) The Purchasers may terminate this Agreement in the event that the conditions set forth in Section 5 have not been satisfied or waived on or before March 31, 2000;

         (b) The Company may terminate this Agreement in the event that the conditions set forth in Section 6 have not been satisfied or waived on or before March 31, 2000;

         (c) Any party may terminate this Agreement if the Company and the Purchasers shall have mutually determined, in consultation with their respective legal counsel, that the required clearances or pre-termination notices under the HSR Act specified in Section 2.2 are not likely to be obtained.

         No termination pursuant to this Section 10.14 shall relieve any party of liability for breach of this Agreement prior to such termination.

         Either the Company or the Purchasers may terminate this Agreement if the other (a) has a receiver or administrative receiver appointed for it or over its undertakings or assets, (b) passes a resolution for winding up or a court of competent jurisdiction makes an order to that effect and such order is not discharged within ninety (90) days, (c) enters into any voluntary arrangement with its creditors for the benefit of its creditors, (d) becomes subject to an administration order, or (e) ceases to carry on business.

10.15    ATTORNEYS' FEES

         If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

10.16    AMAZON.COM GUARANTEE

         Amazon.com hereby guarantees the performance of ASNV's obligations hereunder; provided, that: (a) Amazon.com only agrees to act as a guarantor of the performance of such obligations and not as a party thereto; (b) in the event of any alleged failure or default by ASNV, Amazon.com shall be entitled to assert on its own behalf such defenses as may be asserted by ASNV in respect of the same; and (c) the Company acknowledges and agrees that Amazon.com may in its discretion satisfy its obligations under this Section 10.16 by causing one or more of its Affiliates to perform its obligations under this Section 10.16.



                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    ASHFORD.COM, INC.

                                    ---------------------------------------
                                    Its:
                                        -----------------------------------

                                    AMAZON.COM, INC.

                                    ---------------------------------------
                                    Its:
                                          ---------------------------------


                                    AMAZON.COM ADVERTISING SERVICES NV, INC.

                                    ---------------------------------------
                                    Its:
                                          ---------------------------------

                EXHIBIT A - LIST OF COMPANY COMMISSION REPORTS*









* Not Material

                       EXHIBIT B - FORM OF LEGAL OPINION*










* Not Material